Exhibit 99.1

PRGX Global Signs Definitive Agreement to Acquire Lavante, Inc.

ATLANTA, October 25, 2016 – PRGX Global, Inc. (Nasdaq: PRGX) , a global leader in Recovery Audit and Spend Analytics services, today announced that it has signed a definitive agreement to acquire Lavante, Inc., a SaaS-based procure-to-pay (P2P) supplier information management (SIM) and recovery audit services firm based in San Jose, CA.

“This acquisition is expected to accelerate PRGX’s strategy to deliver actionable P2P insights to our clients through analytics-based products and services,” said Ron Stewart, PRGX president and chief executive officer. “In addition, we are excited and look forward to having the very experienced Lavante team led by Frank Harbist join PRGX and welcoming their clients and the opportunity to serve them with our expanded capabilities and service offerings,” continued Stewart. “By utilizing Lavante’s industry-leading technology platform as the foundation, we anticipate providing our clients with an advanced set of SIM capabilities and improved management of supplier risks and performance,” concluded Stewart.

“Joining the PRGX team is a huge win for our clients and our company,” said Frank Harbist, president and chief executive officer of Lavante. “The market for dedicated SIM services continues to increase significantly and the value we expect to bring collectively to the marketplace will be part of a set of broader PRGX P2P solutions that generate significant value for global clients,” concluded Harbist.

The acquisition is subject to certain closing conditions and is expected to close within the next few weeks.

Further details regarding the terms of the transaction are available in the Current Report on Form 8-K filed by PRGX today with the U.S. Securities and Exchange Commission.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 20% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and data analytics. In addition to Recovery Audit, the Company provides, Spend Analytics and Supplier Information Management capabilities to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the anticipated benefits from, and the expected timing for completion of, the Lavante acquisition, the Company’s overall condition and growth prospects, the Company’s execution of its transformation strategy, the Company’s investments in, and opportunities associated with, its growth platforms, including its supplier information services business. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, the Company’s ability to complete and integrate the Lavante acquisition, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 15, 2016. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Contact:

Michele Mahon

(770) 779-3212

michele.mahon@prgx.com